CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26739) of Oregon Steel Mills, Inc. of our report dated March 19, 1997 relating to the Oregon Steel Mills, Inc. Employee
Stock Ownership Plan appearing on page 1 of this Form 11-K.



/s/ Price Waterhouse LLP
-------------------------
PRICE WATERHOUSE LLP

Portland, Oregon
June 4, 1997